MDU Resources Announces Plan to Separate Knife River,
Creating Two Focused, Independent Publicly Traded Companies

•Spinoff of Knife River expected to unlock significant shareholder value.
•Creates financial and strategic flexibility for each company to focus on core business opportunities.
•Establishes Knife River as a stand-alone, aggregates-based, vertically integrated construction materials and contracting provider.
•Enhances MDU Resources’ strategic focus on regulated utilities, natural gas pipelines and related infrastructure services.
•MDU Resources to discuss separation and second quarter 2022 financial results at 8:30 a.m. EDT today.
BISMARCK, N.D. — Aug. 4, 2022 — MDU Resources Group, Inc. (NYSE: MDU) today announced that its board of directors has unanimously approved a plan to separate its wholly owned construction materials business, Knife River Corporation, from the company. The separation will result in two independent, publicly traded and well-capitalized companies, which the MDU Resources board believes will leave each positioned well for durable growth and shareholder value creation. The separation is expected to be effected as a tax-free spinoff to MDU Resources shareholders and to be completed in 2023.
“We are taking an important step to significantly enhance the value inherent in our businesses by creating two focused, independent publicly traded companies,” said David L. Goodin, president and CEO of MDU Resources. “We are proud of the strong businesses we have built and are confident now is the right time to take this step to best serve our customers, employees, communities and shareholders.”
MDU Resources’ and Knife River’s proven management teams will be able to more directly focus resources and capital to achieve their respective strategic goals, Goodin said.
“We expect this transaction to create significant value for our shareholders and believe it will enable us to achieve attractive shareholder returns at both companies,” Goodin said.
Dennis W. Johnson, chair of MDU Resources board, said, “The board regularly assesses MDU Resources’ business, operations and value creation opportunities. Our most recent assessment determined that a separation of Knife River could unlock significant value. Since its first aggregate company acquisition in 1992, MDU Resources has built Knife River into a leading aggregates-based construction materials business. The MDU Resources board believes Knife River is ready to continue its success as a stand-alone public company and take full advantage of anticipated work resulting from federal infrastructure funding. We will diligently work through the separation process to ensure each company is optimized to deliver value for shareholders.”

Compelling Benefits of the Separation
The MDU Resources board believes the proposed separation will unlock the inherent value within the two companies, which have unique growth prospects and investment opportunities. The separation is expected to have a number of benefits for MDU Resources and Knife River stakeholders, including:
•Enhanced strategic focus: Each company will be able to pursue individualized strategies specific to the industries in which they operate, and use equity tailored to its own business to enhance acquisition programs and retention and hiring.
•Optimized capital structures: Each company will benefit from a distinct capital structure and financial policies tailored to its separate business profile and needs.
•Tailored capital allocation strategies: Each company will have enhanced flexibility to deploy capital toward its specific growth opportunities.
•Distinct investment opportunities: Investors will have two compelling investment opportunities and will be able to better assess the value of the two companies based on their respective operational and financial characteristics.
MDU Resources: Regulated Utility and Infrastructure Business Focused on Building a Strong America®
Following the planned separation, MDU Resources will remain headquartered in Bismarck, North Dakota, and continue to be the parent company for MDU Resources' existing regulated electric and natural gas utilities (Cascade Natural Gas Corp., Intermountain Gas Co., Montana-Dakota Utilities Co.), natural gas pipeline business (WBI Energy, Inc.) and construction services company (MDU Construction Services Group, Inc.). MDU Resources expects approximately 70% of its pro forma EBITDA to be generated from its regulated businesses, providing low-risk, stable returns to shareholders.
The company's utilities provide affordable and reliable electric and natural gas service to 1.2 million customers across eight states. The combined utility business has a rate base of $2.8 billion and is expected to make $1.6 billion in capital investments over the next five years. It generated $321 million of EBITDA in 2021.
WBI Energy provides natural gas transportation and underground storage services through regulated pipeline systems primarily in the Rocky Mountain and northern Great Plains regions of the U.S. and provides non-regulated cathodic protection and other energy-related services. It generated $78 million of EBITDA in 2021. With approximately 98% of WBI Energy's EBITDA coming from regulated business, it is focused on growing this business through pipeline expansion projects.
MDU Construction Services Group provides market-leading specialty contracting services across the U.S., primarily electrical and mechanical, and transmission and distribution services. MDU Construction Services Group is comprised of 16 local operating companies employing more than 8,500 skilled workers during peak season and has been ranked the fourth largest U.S. electrical contractor. It generated $169 million of EBITDA in 2021.
Knife River: Leading Vertically Integrated Aggregates Producer and Provider of Construction Materials and Contracting Services Focused on Organic and M&A Growth
Knife River, which provides construction materials and contracting services throughout the western, central and southern United States, also will remain headquartered in Bismarck. Knife River produces and delivers aggregates and markets crushed stone, sand, gravel and related construction materials, including ready-mix concrete, asphalt and other value-added products. It also distributes cement and asphalt oil. Knife River has more than 1 billion tons of aggregate reserves, 110 ready-mix plants, 50 asphalt plants and a combined 410,000 tons of liquid asphalt and cement storage. It also performs integrated contracting services for most types of aggregate-related construction, including roads, freeways, bridges, residential properties, schools, shopping centers, office buildings and industrial parks.

Knife River has a successful track record of growth. In just the past four years, it has completed 12 acquisitions and increased revenues 23%. Knife River generated $293 million of EBITDA in 2021. MDU Resources' board believes Knife River is poised to benefit from significant investments at the federal and local levels in infrastructure development and upgrades.
Details of Separation Transaction
With the spinoff, it is expected that MDU Resources shareholders will retain their current shares of MDU Resources stock and receive a pro rata distribution of shares of Knife River stock in a transaction that is expected to be tax free to MDU Resources and its shareholders for U.S. federal income tax purposes. The actual number of shares to be distributed to MDU Resources shareholders will be determined prior to closing, as will the specific transaction structure.
The separation is expected to be completed in 2023. The proposed separation is subject to customary conditions, including final approval by the MDU Resources board of directors, receipt of a tax opinion and, if determined advisable, a private letter ruling from the Internal Revenue Service, and the filing and effectiveness of a Form 10 registration statement with the U.S. Securities and Exchange Commission. No assurance can be given regarding the form that a spinoff transaction may take or the specific terms or timing thereof, or that a spinoff will in fact occur.
MDU Resources is committed to establishing strong capital allocation strategies for each business that align with each business's long-term goals. Post-separation, MDU Resources intends to maintain a dividend policy consistent with its historic practice. Knife River's dividend policy will be determined in the future in a manner consistent with its stated capital allocation strategies. Further details related to capital structure, governance and other elements of the transaction will be announced at a later date.
Second Quarter 2022 Financial Results
MDU Resources also announced today its second quarter financial results, which can be found on the company's website at www.mdu.com.
Conference Call
MDU Resources will discuss today's separation announcement as well as its second quarter results during a webcast at 8:30 a.m. EDT Aug. 4, 2022. The event can be accessed at www.mdu.com. Audio and webcast replays will be available through Aug. 18, 2022, at 888-203-1112, or 719-457-0820 for international callers, passcode ID 3010359.
Advisors
J.P. Morgan Securities LLC and PJT Partners are serving as financial advisors for the transaction; Wachtell, Lipton, Rosen & Katz is serving as legal advisor.
About MDU Resources
MDU Resources Group, Inc., a member of the S&P MidCap 400 and the S&P High-Yield Dividend Aristocrats indices, is Building a Strong America® by providing essential products and services through its regulated energy delivery and construction materials and services businesses. For more information about MDU Resources, visit www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.
About Knife River
Knife River Corporation mines aggregates and markets crushed stone, sand, gravel and related construction materials, including ready-mix concrete, asphalt and other value-added products. It also distributes cement and asphalt oil. It performs integrated contracting services. For more information, visit www.kniferiver.com.

Media Contact: Laura Lueder, MDU Resources manager of communications and public relations, 701-530-1095
Mahmoud Siddig, Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449
Financial Contact: Jason Vollmer, MDU Resources vice president and chief financial officer, 701-530-1755
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding MDU Resources and the proposed spinoff of Knife River that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1993, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “continue,” “could,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, including key growth strategies, projections, certain assumptions and strategies of MDU Resources and the independent companies following the proposed spinoff, the anticipated benefits of the spinoff, and the expected timing of completion of the spinoff, are only predictions and involve known and unknown risks and uncertainties, many of which are beyond MDU Resources' control, and could cause actual results to differ materially from those indicated in such forward-looking statements. Although MDU Resources believes that its expectations are based on reasonable assumptions, current expectations involve a number of risks and uncertainties.
With respect to forward-looking statements contained herein, a number of factors could cause actual outcomes to vary materially. These factors include, but are not limited to, risks relating to the impact of the COVID-19 pandemic on the business (including impacts on employees and contractors and disruptions to operations and the supply chain); new or changing laws and regulations impacting the business (including changes in pipeline safety regulations and environmental law); supply chain disruptions (including price fluctuations and supply of materials necessary for operations); the adverse impact of cyberattacks on operations; competitive factors including technological advances and customer demands; pricing and market pressures; ability to successfully integrate any businesses acquired; issuance of new or revised accounting standards; risks associated with the impact, timing or terms of the spinoff; risks associated with the expected benefits and costs of the spinoff, including the risk that the expected benefits of the spinoff will not be realized within the expected timeframe, in full or at all, and the risk that conditions to the spinoff will not be satisfied and/or that the spinoff will not be completed within the expected timeframe, on the expected terms or at all; the expected qualification of the spinoff as a tax-free transaction for U.S. federal income tax purposes, including whether or not an IRS ruling will be sought or obtained; the risk that any consents or approvals required in connection with the spinoff will not be received or obtained within the expected timeframe, on the expected terms or at all; risks associated with expected financing transactions undertaken in connection with the spinoff and risks associated with indebtedness incurred in connection with the spinoff; the risk that dis-synergy costs, costs of restructuring transactions and other costs incurred in connection with the spinoff will exceed estimates; and the impact of the spinoff on the businesses and the risk that the spinoff may be more difficult, time consuming or costly than expected, including the impact on resources, systems, procedures and controls, diversion of management's attention and the impact on relationships with customers, suppliers, employees and other business counterparties, as well as the various important factors listed in Part I, Item 1A - Risk Factors in MDU Resources' Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2021, which was filed with the SEC on Feb. 23, 2022, and subsequent filings with the SEC.
Changes in such assumptions and factors could cause actual future results to differ materially. All forward-looking statements in this news release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, the company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
Throughout this news release, MDU Resources presents financial information prepared in accordance with GAAP, as well as “Earnings Before Interest, Taxes, Depreciation and Amortization” (EBITDA), which is considered a non-GAAP financial measure. The company believes these non-GAAP financial measures are useful to investors by providing meaningful information about operational efficiency compared to the company's peers by excluding the impacts of differences in tax jurisdictions and structures, debt levels and capital investment. The company's management uses the non-GAAP financial measures in conjunction with GAAP results when evaluating the company's operating results internally and calculating compensation packages.
Non-GAAP financial measures are not standardized; therefore, it may not be possible to compare such financial measures with other companies' non-GAAP financial measures having the same or similar names. The presentation of this additional information is not meant to be considered a substitution for financial measures prepared in accordance with GAAP. The company strongly encourages investors to review the consolidated financial statements in their entirety and to not rely on any single financial measure.

EBITDA Reconciliations
The following table provides a reconciliation of consolidated GAAP net income to EBITDA for 2021.
	Utility Companies	WBI Energy	MDU Construction Services Group	Knife River
	(In millions)
Net income	$103	$41	$110	$130
Adjustments:
Interest expense	64	7	4	19
Income taxes	1	10	35	43
Depreciation, depletion and amortization	153	20	20	101
EBITDA	$321	$78	$169	$293